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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Amendment No. 1 on Form S-3 to Form S-1 of our report dated March 3, 2004, except for the matter disclosed under the heading "Restatement" in Note 1 for which the date is November 10, 2004, relating to the consolidated financial statements and financial statement schedule, which appears in Compass Minerals International, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Kansas City, Missouri
November 16, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM